EXHIBIT (5)



                                                                January 27, 1997


Re:  Sussex Bancorp
     Registration Statement on Form S-3


Sussex Bancorp
399 State Highway 23
Franklin, NJ 07416

Dear Sirs:

         We have acted as counsel for Sussex Bancorp, a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 30,000 shares of Common Stock, no par value per share, of the Company (the "Shares"), reserved for issuance and sale pursuant to the Company's Dividend Reinvestment Plan with Optional Cash Investment (the "Plan").

         In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, the Plan, and such other certificates, records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that:

         Upon issuance and delivery by the Company of the Shares pursuant to and in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and non-assessable.

         The issuance of the Shares is subject to the  continuing  effectiveness
of  the  Registration  Statement  and  the  qualification,   or  exemption  from
registration, of such Shares under certain state securities laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                              Very truly yours,


                                                              McCarter & English